UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2011

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, the Compensation Committee of the Board of Directors of Coldwater Creek Inc. (the “Company”) approved the award of restricted stock units to certain employees of the Company, including Jill Dean, President and Chief Merchandising Officer, Jerome Jessup, President and Chief Creative Officer, James A. Bell, Senior Vice President and Chief Financial Officer, and John E. Hayes III, Senior Vice President and General Counsel. The number of shares of common stock underlying the restricted stock units awarded is 90,000 for Ms. Dean and Mr. Jessup, and 60,000 for Messrs. Bell and Hayes. The restricted stock units will be deliverable on June 14, 2014, with half of the restricted stock units subject to the achievement of earnings before interest expense and taxes (“EBIT”) and half of the restricted stock units subject to the sales targets for the second half of fiscal 2011 and fiscal 2012. In addition, the restricted stock units are subject to continued employment with the Company and the receipt of satisfactory performance reviews. The number of shares actually awarded under these units will range from 0 to 200% of the base award amount, depending on the Company’s EBIT and sales during the performance period.

The restricted stock units will further be subject to the other terms and conditions of the Company’s Amended and Restated Stock Option/ Stock Issuance Plan and form of Stock Unit Agreement.

On June 15, 2011 the Company entered into a Severance and Change of Control Agreement with James A. Bell, its Senior Vice President and Chief Financial Officer.  The agreement will remain in effect during the term of his employment with the Company. If the Company terminates Mr. Bell’s employment without Cause or if Mr. Bell is deemed to have experienced an Involuntary Termination (as such capitalized terms are defined in the agreement), then Mr. Bell  is entitled to the following severance: (i)  payments over a twelve month period equal to 1.5 times Mr. Bell’s  then current base salary and a pro rata portion of the bonus otherwise earned for the year of termination; provided, however, that if Mr. Bell’s  termination occurs within twelve months following a change of control of the Company the severance amount is a lump sum payment equal to 1.5 times his current base salary and target bonus, plus a pro rata portion of the target bonus for the year of termination, (ii) continuation of health benefits for 12 months, and (iii) if Mr. Bell’s termination occurs within twelve months following a change of control of the Company, full vesting of all unvested equity awards.  If Mr. Bell becomes disabled during the term of the agreement, he will be entitled to the continuation of his annual salary in effect on the day of termination for a period of 12 months, and if he dies or becomes disabled, he will also be entitled to a pro rata portion of the target bonus for the year of termination. Mr. Bell is also subject to certain non-competition provisions during the term of the agreement and for 12 months thereafter. Severance payments are conditioned on Mr. Bell’s compliance with the noncompetition provisions of the agreement.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Coldwater Creek Inc. was held on June 11, 2011. At such meeting, the following proposals were voted upon and approved:

Proposal No. 1: To elect two class I directors to the Company’s Board of Directors.

	For	Withheld	Broker non-votes
Curt Hecker	46,917,260	2,582,764	8,744,864
Michael J. Potter	48,645,295	854,729	8,744,864

Continuing Directors:

Dennis C. Pence

Robert H. McCall

Frank M. Lesher

James R. Alexander

Jerry Gramaglia

Kay Isaacson-Leibowitz

Proposal No. 2: To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012.

For	Against	Abstain	Broker non-votes
57,895,786	325,654	23,448	—

Proposal No. 3: To approve the Amended and Restated Stock Option /Issuance Plan.

For	Against	Abstain	Broker non-votes
37,640,182	10,528,088	1,331,754	8,744,864

Proposal No. 4: To hold an advisory “say-on-pay” vote on the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker non-votes
45,163,605	512,501	3,823,918	8,744,864

Proposal No. 5: To hold an advisory vote on the frequency of the “say-on-pay” vote.

One Year	Two Year	Three Year	Abstain	Broker non-votes
41,129,987	81,457	4,429,403	3,859,177	8,744,864

As of the record date, April 15, 2011, there were 92,541,397 shares of common stock outstanding and entitled to vote at the meeting. On the meeting date, holders of 58,244,888 shares were present in person or by proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2011

COLDWATER CREEK INC.

/s/ James A. Bell
James A. Bell
Senior Vice President, Chief Financial Officer